EXHIBIT 10.1

AMENDMENT TO AGENCY AGREEMENT

THIS AMENDMENT TO THE AGENCY AGREEMENT (this “Amendment”) is made as of this 22nd day of July, 2008, among Apollo Gold Corporation, (the “Corporation”), Haywood Securities Inc. (“Haywood”) and Blackmont Capital Inc. (together with Haywood, the “Agents”).

WHEREAS, on July 9, 2008, the Corporation and the Agents entered into an Agency Agreement (the “Agency Agreement”) and the Corporation and the Agents desire to amend the Agency Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained in the Agency Agreement and in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Agency Agreement is hereby amended to delete the final paragraph of the Preamble and to change the date of the U.S. Final Prospectus Supplement (as defined in the Agency Agreement) in the Preamble from July 9, 2008 to July 23, 2008.

2. The Agency Agreement is hereby amended to add the following as Section 2(vi): “shall not make any confirmations of sales of Units in the United States or receive any funds from purchasers of Units in the United States prior to delivery of the U.S. Final Prospectus Supplement;”. As a result of this addition, the previous Sections 2(vi), (vii) and (viii) of the Agency Agreement is hereby amended to become Sections 2(vii), 2(viii) and 2(ix), respectively.

3. The Agency Agreement is hereby amended to replace Section 3(a) with the following:

“(a) Final Prospectus. The Corporation shall, as soon as possible, and in any event by not later than 5:00 p.m. (Toronto time) on July 9, 2008, obtain from the Principal Regulator, a Decision Document in respect of the Final Prospectus, and fulfill all other requirements as appropriate in order to qualify the Units for Distribution in the Qualifying Provinces by the Agents and the Selling Firms. The Corporation shall, as soon as possible, and in any event by not later than 5:00 p.m. (Toronto time) on July 23, 2008, file with the SEC a Free Writing Prospectus containing pricing information and, within the time period required under U.S. securities laws, the U.S. Final Prospectus Supplement.”

4. The Agency Agreement is hereby amended to replace Section 5 with the following:

“In return for their services in respect of the Distribution, including (i) acting as financial advisors to the Corporation, (ii) assisting in the preparation of the Offering Documents (and any Supplementary Material), (iii) advising on the final terms and conditions of the Distribution, (iv) forming and managing a selling group for the sale of the Units, and (v) performing administrative work in connection with the Distribution, the Corporation agrees to pay to the Agents at the Closing Time the Agents’ Fee. A corporate finance fee of $100,000 will be payable to Haywood on the Closing Date and will be credited against the portion of the Agents’ Fee payable to Haywood hereunder.

As additional compensation for the services to be rendered by the Agents in connection with the Offering, the Corporation shall grant to the Agents Compensation Options to purchase in the aggregate up to such number of Compensation Units as is equal to 6% of the aggregate number of Units sold in the Offering. The Compensation Options may be exercised, in whole or in part, during the term thereof, at an exercise price per Compensation Unit equal to $0.60, at any time during the period commencing 180 days following the Closing Date and ending on the date that is 48 months following the Closing Date. The Corporation shall execute and deliver to the Agents at each Closing Time Compensation Option Certificates to which the Agents are entitled in a form to be agreed upon by the Agents and the Corporation, acting reasonably.”

5. This Amendment may be executed in one or more counterparts (including counterparts by facsimile), all of which shall be considered one and the same, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to each party.

6. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first set forth above.

HAYWOOD SECURITIES INC.

By:	/s/ Gregory McKenzie
Name:	Gregory McKenzie

BLACKMONT CAPITAL INC.

By:	/s/ Rick Vernon
Name:	Rick Vernon

APOLLO GOLD CORPORATION

By:	/s/ R. David Russell
Name:	R. David Russell
Title:	President and Chief Executive Officer